Exhibit 99.1
Arista Networks, Inc. Reports Third Quarter 2017 Financial Results
Cloud Networking Adoption Continues with Record Revenue and EPS
SANTA CLARA, Calif.-- November 2, 2017 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large datacenter and computing environments, today announced financial results for its third quarter ended September 30, 2017.
Third Quarter Financial Highlights

•	Revenue of $437.6 million, an increase of 8.0% compared to the second quarter of 2017, and an increase of 50.8% from the third quarter of 2016.

•	GAAP gross margin of 64.1%, compared to GAAP gross margin of 64.1% in the second quarter of 2017 and 64.2% in the third quarter of 2016.

•	Non-GAAP gross margin of 64.4%, compared to non-GAAP gross margin of 64.4% in the second quarter of 2017 and 64.6% in the third quarter of 2016.

•	GAAP net income of $133.7 million, or $1.68 per diluted share, compared to GAAP net income of $51.3 million, or $0.69 per diluted share, in the third quarter of 2016.

•	Non-GAAP net income of $128.2 million, or $1.62 per diluted share, compared to non-GAAP net income of $61.2 million, or $0.83 per diluted share, in the third quarter of 2016.
"I am proud of our record results and profits in Q3 2017,” stated Jayshree Ullal, Arista President and CEO. “Our performance validates our meaningful traction with customers as they evolve from legacy to universal cloud networking designs.”
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “We are pleased with our execution and strong financial performance in the quarter".
Company Highlights

•
Introduced Arista Any Cloud software platform, reducing operational costs and complexity for enterprises by simplifying integration and management of hybrid clouds across private cloud datacenters and public cloud providers.

•	Arista Networks makes the top 10 in FORTUNE magazine’s 100 Fastest-Growing Companies September 2017 issue.
Financial Outlook
For the fourth quarter of 2017, we expect:

•	Revenue between $450 and $464 million.

•	Non-GAAP gross margin between 63% to 65%, and

•	Non-GAAP operating margin between 30% and 32%
Guidance for non-GAAP financial measures excludes legal expenses of approximately $12 million associated with the OptumSoft and Cisco litigation, stock-based compensation expense, including excess tax benefits on stock-based awards, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).
Prepared Materials and Conference Call Information
Arista executives will discuss third quarter 2017 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 287-7905 in the United States or (647) 689-4469 from outside the US. The Conference ID is 94689018.
The financial results conference call will also be available via live webcast on our investor relations website at http://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the fourth quarter of fiscal 2017, and statements regarding the benefits from the introduction of new products. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: Arista Networks’ dispute with Cisco Systems, Inc. including the ITC remedial orders which prohibit the importation of Arista products (or components thereof) into the U.S., or the sale of previously imported products, that are covered by those remedial orders, Arista Networks’ ability to redesign its products in a manner not covered by such remedial orders and obtain appropriate governmental approvals for those redesigned products, any penalties assessed by the ITC if Arista’s redesigned products are covered by such remedial orders and Arista Networks’ ability to manage our manufacturing and supply chain including the sourcing of components on commercially reasonable terms; Arista Networks’ limited operating history; Arista Networks’ rapid growth; Arista Networks’ customer concentration; our customer’s adoption of our redesigned products and services; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer demand for our products and services, customer order patterns or customer mix; the timing of orders and manufacturing and customer lead times; increased competition in our products and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; Arista Networks’ dispute with OptumSoft; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 4, 2017, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com/and on the SEC’s website at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expense and related excess tax benefits, expenses associated with the OptumSoft and Cisco litigation, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation expense and related excess tax benefits, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring items. The Company has not reconciled its non-GAAP gross margin or its non-GAAP operating margin guidance to GAAP gross margin or GAAP operating margin, because we do not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Stock-based compensation expense is impacted by the Company’s future hiring and retention needs and the future fair market value of the Company’s common stock. In addition, excess tax benefits on stock-based awards will fluctuate based on these same factors, as well as the timing of exercise or vesting of such awards, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense and excess tax benefits will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
About Arista Networks
Arista Networks was founded to pioneer and deliver software-driven cloud networking solutions for large datacenter storage and computing environments. Arista’s award-winning platforms, ranging in Ethernet speeds from 10 to 100 gigabits per second, redefine scalability, agility and resilience. Arista has shipped more than ten million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards, Arista is a founding member of the 25/50GbE consortium. Arista Networks products are available worldwide directly and through partners.
ARISTA, EOS, CloudVision, and AlgoMatch are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com/

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Product	$380,344	$254,238	$1,025,615	$702,329
Service	57,289	36,023	152,704	98,869
Total revenue	437,633	290,261	1,178,319	801,198
Cost of revenue:
Product	145,874	94,777	390,116	261,711
Service	11,142	9,064	33,599	26,526
Total cost of revenue	157,016	103,841	423,715	288,237
Total gross profit	280,617	186,420	754,604	512,961
Operating expenses:
Research and development	79,610	70,648	242,414	202,183
Sales and marketing	40,640	33,216	116,297	92,566
General and administrative	19,535	19,535	65,009	52,298
Total operating expenses	139,785	123,399	423,720	347,047
Income from operations	140,832	63,021	330,884	165,914
Other income (expense), net:
Interest expense	(701)	(735)	(2,039)	(2,218)
Other income (expense), net	2,136	639	4,280	1,392
Total other income (expense), net	1,435	(96)	2,241	(826)
Income before provision for income taxes	142,267	62,925	333,125	165,088
Provision for income taxes	8,545	11,668	13,757	39,682
Net income	$133,722	$51,257	$319,368	$125,406
Net income attributable to common stockholders:
Basic	$133,540	$50,962	$318,643	$124,475
Diluted	$133,555	$50,980	$318,704	$124,531
Net income per share attributable to common stockholders:
Basic	$1.84	$0.74	$4.43	$1.82
Diluted	$1.68	$0.69	$4.06	$1.71
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	72,588	69,076	71,903	68,365
Diluted	79,322	73,453	78,528	72,811

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP gross profit	$280,617	$186,420	$754,604	$512,961
GAAP gross margin	64.1%	64.2%	64.0%	64.0%
Stock-based compensation expense	1,113	955	3,224	2,616
Non-GAAP gross profit	$281,730	$187,375	$757,828	$515,577
Non-GAAP gross margin	64.4%	64.6%	64.3%	64.4%

GAAP income from operations	$140,832	$63,021	$330,884	$165,914
Stock-based compensation expense	20,152	15,116	54,991	42,708
Litigation expense	7,857	9,025	31,280	23,624
Non-GAAP income from operations	$168,841	$87,162	$417,155	$232,246
Non-GAAP operating margin	38.6%	30.0%	35.4%	29.0%

GAAP net income	$133,722	$51,257	$319,368	$125,406
Stock-based compensation expense	20,152	15,116	54,991	42,708
Litigation expense	7,857	9,025	31,280	23,624
Excess tax benefit on share based awards	(23,826)	—	(71,695)	—
Release of income tax reserve	—	(6,293)	—	(6,293)
Income tax effect on non-GAAP exclusions	(9,683)	(7,924)	(28,445)	(21,504)
Non-GAAP net income	$128,222	$61,181	$305,499	$163,941

GAAP diluted net income per share attributable to common stockholders	$1.68	$0.69	$4.06	$1.71
Non-GAAP adjustments to net income	(0.06)	0.14	(0.17)	0.54
Non-GAAP diluted net income per share	$1.62	$0.83	$3.89	$2.25

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	79,322	73,453	78,528	72,811

Summary of Stock-Based Compensation Expense
Cost of revenue	$1,113	$955	$3,224	$2,616
Research and development	11,048	8,010	30,977	23,062
Sales and marketing	5,115	3,947	12,651	11,374
General and administrative	2,876	2,204	8,139	5,656
Total	$20,152	$15,116	$54,991	$42,708

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$854,479	$567,923
Marketable securities	488,635	299,910
Accounts receivable	212,611	253,119
Inventories	333,157	236,490
Prepaid expenses and other current assets	186,657	168,684
Total current assets	2,075,539	1,526,126
Property and equipment, net	73,061	76,961
Investments	36,136	36,136
Deferred tax assets	95,697	70,960
Other assets	21,277	18,824
TOTAL ASSETS	$2,301,710	$1,729,007
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,893	$79,457
Accrued liabilities	94,459	90,951
Deferred revenue	423,705	273,350
Other current liabilities	16,490	15,795
Total current liabilities	567,547	459,553
Income taxes payable	22,161	14,498
Lease financing obligations, non-current	38,199	39,593
Deferred revenue, non-current	141,440	99,585
Other long-term liabilities	7,811	7,958
TOTAL LIABILITIES	777,158	621,187
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	770,339	674,183
Retained earnings	755,281	435,105
Accumulated other comprehensive loss	(1,075)	(1,475)
TOTAL STOCKHOLDERS’ EQUITY	1,524,552	1,107,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,301,710	$1,729,007

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$319,368	$125,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,355	14,807
Stock-based compensation	54,991	42,708
Deferred income taxes	(22,743)	(13,720)
Amortization of investment premiums	1,106	994
Changes in operating assets and liabilities:
Accounts receivable, net	40,508	(65,980)
Inventories	(96,667)	(69,998)
Prepaid expenses and other current assets	(20,973)	(98,050)
Other assets	(1,560)	3,208
Accounts payable	(46,075)	35,510
Accrued liabilities	4,175	15,913
Deferred revenue	192,210	88,027
Income taxes payable	7,421	27,275
Other liabilities	847	2,628
Net cash provided by operating activities	447,963	108,728
Cash flows from investing activities
Proceeds from marketable securities	135,483	41,917
Purchases of marketable securities	(325,414)	(342,484)
Purchases of property and equipment	(12,159)	(16,484)
Proceeds from repayment of notes receivable	3,000	—
Investment in privately-held companies	—	(2,500)
Change in restricted cash	(1,257)	—
Net cash used in investing activities	(200,347)	(319,551)
Cash flows from financing activities
Principal payments of lease financing obligations	(1,170)	(960)
Proceeds from issuance of common stock under equity plans	41,870	25,882
Minimum tax withholding paid on behalf of employees for net share settlement	(2,457)	(811)
Net cash provided by financing activities	38,243	24,111
Effect of exchange rate changes	697	(133)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	286,556	(186,845)
CASH AND CASH EQUIVALENTS—Beginning of period	567,923	687,326
CASH AND CASH EQUIVALENTS—End of period	$854,479	$500,481